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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Form S-4 for the registration of 3,150,000 shares of WorldCom, Inc. common stock issued in anticipation of the merger with BLT Technologies, Inc.

                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

Portland, Oregon
November 18, 1996